Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-128392) of Magyar Bancorp, Inc. of our report dated June 25, 2012 relating to the financial statements and supplemental schedule of the Magyar Bank 401 (k) Profit Sharing Plan, which appears in this Form 11-K as of and for the year ended December 31, 2011.

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC
Somerville, New Jersey
June 25, 2012